Exhibit 99.1

2U, Inc. Reports Fourth Quarter and Full-Year 2018 Financial Results

Delivers 44% year-over-year growth

LANHAM, Md. — February 25, 2019 — 2U, Inc. (Nasdaq: TWOU), a global leader in education technology, today reported financial and operating results for the fourth quarter and full-year ended December 31, 2018.

Fourth Quarter 2018 Results

•                  Revenue was $115.1 million, an increase of 33% from $86.7 million in the fourth quarter of 2017.

•                  Net income was $4.8 million, or $0.08 per share, compared to $0.5 million, or $0.01 per share, in the fourth quarter of 2017.

•                  Adjusted net income was $13.7 million, or $0.23 per share, compared to $7.9 million, or $0.14 per share, in the fourth quarter of 2017.

•                  Adjusted EBITDA was $20.1 million, compared to $12.7 million in the fourth quarter of 2017.

Full-Year 2018 Results

•                  Revenue was $411.8 million, an increase of 44% from $286.8 million in 2017.

•                  Net loss was $(38.3) million, or $(0.69) per share, compared to $(29.4) million, or $(0.60) per share, in 2017.

•                  Adjusted net loss was $(3.5) million, or $(0.06) per share, compared to $(4.3) million, or $(0.09) per share, in 2017.

•                  Adjusted EBITDA was $17.7 million, compared to $11.4 million in 2017.

“The strength and resilience of 2U’s business is clear from our 2018 fourth quarter and full-year results, and reflects the continued expansion and increasing diversity of our degree and short course portfolios, both domestically and internationally,” Co-Founder and CEO Christopher “Chip” Paucek said. “Our commitment to investing in sustained growth not only sets 2U apart in the education technology industry, but will allow us to better meet the evolving needs of our partners and the marketplace.”

Recent Developments

2U recently announced the following:

•                  February 21, 2019: An expanded partnership with Syracuse University to launch no fewer than 10 new online short courses across various professional disciplines.

•                  February 11, 2019: A new Graduate Program with EGADE Business School at Tecnológico de Monterrey, Mexico — the #1 ranked business school in Latin America by Eduniversal — to deliver an online MBA. EGADE MBA Online is 2U’s first full graduate program in Latin America.

•                  February 7, 2019: An expansion of The We Company “Global Access” membership benefit to cover active faculty teaching 2U-powered degree programs and lead convenors for 2U’s short course portfolio.

•                  February 6, 2019: A strategic partnership with Keypath Education to expand the scope of services 2U offers to university partners by supporting smaller or lower-tuition degree programs.

•                  February 6, 2019: A new collaboration with LinkedIn, including complimentary access to LinkedIn Premium Career for students in 2U-powered degree programs, LinkedIn hosted best-practice workshops for 2U’s university clients, and a focus on insights about career pathways to help measure outcomes.

•                  February 4, 2019: A new partnership with Kellogg School of Management at Northwestern University to deliver two online, business-focused short courses.

•                  January 9, 2019: A new Graduate Program with Tufts University School of Medicine to deliver two online graduate degrees: MHI@Tufts, a Master of Health Informatics and Analytics, and MPH@Tufts, a Master of Public Health.

•                  December 10, 2018: 2U announced that Alexis Maybank, co-founder and first CEO of Gilt Groupe and chair of Girls Who Code, would join its Board of Directors. Maybank became 2U’s twelfth board member, and with her appointment, 2U’s board is 50 percent diverse, including two white women, two black women, and two men of color.

Financial Outlook

Based on information available as of today, 2U is issuing the following guidance for first quarter and full-year of 2019. This guidance assumes foreign exchange rates as of December 31, 2018 for the U.S. dollar/South African rand and the U.S. dollar/British pound.

	1Q 2019	FY 2019
(in millions, except per share amounts)
Revenue	$121.5 - $122.1	$546.6 - $550.8
Net loss	$(22.0) - $(21.6)	$(80.2) - $(77.8)
Net loss per share	$(0.38) - $(0.37)	$(1.37) - $(1.33)
Adjusted net loss	$(10.8) - $(10.4)	$(21.8) - $(19.4)
Adjusted net loss per share	$(0.19) - $(0.18)	$(0.37) - $(0.33)
Weighted-average shares of common stock outstanding, basic	58.2	58.7
Adjusted EBITDA (loss)	$(4.6) - $(4.2)	$11.8 - $14.2
Stock-based compensation expense	$10.0 - $10.2	$53.7 - $54.1

2U expects that of 2019 revenue, 45% to 46% should be recognized in the first half of the year. Of second half 2019 revenue, 2U now expects to see a similar distribution of revenue between quarters as it saw in 2018. Further, it expects to experience meaningful margin variability between periods driven by revenue growth combined with cost seasonality. For full-year 2019, 2U expects its earnings and loss measures to be distributed according to the following parameters:

•                  net loss margin of between (23.4)% and (22.9)% for the first half of the year,

•                  adjusted net loss margin of between (12.6)% and (12.1)% for the first half of the year; third quarter adjusted net loss and fourth quarter adjusted net income somewhat more skewed than in the comparable 2018 periods, and

•                  adjusted EBITDA (loss) margin of between (6.9)% and (6.5)% for the first half of the year; similar distribution of adjusted EBITDA in the third and fourth quarter as in the comparable 2018 periods.

Note that 2U’s previously announced intention to increase marketing spend in the first half of 2019 is reflected in this guidance and has the effect of driving larger expected loss measures in the first and second quarters than would be expected based on typical performance patterns. Further note that cost seasonality in the second and fourth quarters typically reduces margins in the first half of each year and improves margins in the second half of each year, so second-half margins should not be viewed as being a run rate for the first half of the following year.

Non-GAAP Measures

To supplement the Company’s consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles (“GAAP”), we use adjusted EBITDA, adjusted EBITDA margin, adjusted net income (loss) and adjusted net income (loss) per share, which are non-GAAP financial measures.

We define adjusted EBITDA as net income or net loss, as applicable, before net interest income (expense), taxes, depreciation and amortization expense, foreign currency gains or losses, acquisition-related gains or losses and stock-based compensation expense. Some or all of these items may not be applicable in any given reporting period. Adjusted EBITDA margin represents adjusted EBITDA as a percentage of revenue.

We define adjusted net income (loss) as net income or net loss, as applicable, before foreign currency gains or losses, acquisition-related gains or losses and stock-based compensation expense. Adjusted net income (loss) per share is calculated as adjusted net income (loss) divided by diluted weighted-average shares of common stock outstanding for periods which result in adjusted net income, and basic weighted-average shares outstanding for periods which result in an adjusted net loss.

The principal limitation of these non-GAAP financial measures is that they exclude significant expenses that are required by GAAP to be recorded in the Company’s financial statements. These non-GAAP measures are key metrics Company management uses to compare the Company’s performance to that of prior periods for trend analyses and for budgeting and planning purposes. These measures also provide useful information to investors and analysts relating to 2U’s financial condition and results of operations. These financial measures are not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. In addition, these financial measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes.

For more information on 2U’s non-GAAP financial measures and reconciliations of such measures to the nearest GAAP measures, see the reconciliation tables on the last page of this press release under the heading “Reconciliation of Non-GAAP Measures.” 2U urges investors to review these reconciliations and not to rely on any single financial measure to evaluate the Company’s business.

Conference Call Information

What:	2U, Inc.’s fourth quarter and full-year 2018 financial results conference call
When:	Monday, February 25, 2019
Time:	5 p.m. ET
Live Call:	(877) 359-9508
Webcast:	investor.2U.com

About 2U, Inc. (Nasdaq: TWOU)

Eliminating the back row in higher education is more than just a metaphor, it’s our mission. For more than a decade, 2U, Inc., a global leader in education technology, has been improving lives by powering world-class digital education. As a trusted partner and brand steward of great universities, we build, deliver, and support online graduate programs and certificates for working adults. Our industry-leading short courses, offered by GetSmarter, are designed to equip lifelong learners with in-demand career skills. To learn more, visit 2U.com. #NoBackRow

Cautionary Language Concerning Forward-Looking Statements

This press release contains forward-looking statements regarding our future business expectations, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this press release, including statements regarding future results of the operations and financial position of 2U, Inc., including financial targets, business strategy, and plans and objectives for future operations, are forward-looking statements. 2U has based these forward-looking statements largely on its estimates of its financial results and its current expectations and projections about future events and financial trends that it believes may affect its financial condition, results of operations, business strategy, short term and long-term business operations and objectives, and financial needs as of the date of this press release. We undertake no obligation to update these statements as a result of new information or future events. These forward-looking statements are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from the results predicted, including, trends in the higher education market and the market for online education, and expectations for growth in those markets; the acceptance, adoption and growth of online learning by colleges and universities, faculty, students, employers, accreditors and state and federal licensing bodies; our ability to comply with evolving regulations and legal obligations related to data privacy, data protection and information security; our expectations about the potential benefits of our cloud-based software-as-a-service, or SaaS, technology and technology-enabled services to university clients and students; our dependence on third parties to provide certain technological services or components used in our platform; our ability to meet the anticipated launch dates of our graduate programs and short courses; our expectations about the predictability, visibility and recurring nature of our business model; our ability to acquire new university clients and expand our graduate programs and short courses with existing university clients; our ability to successfully integrate the operations of Get Educated International Proprietary Limited, or GetSmarter, achieve the expected benefits of the acquisition and manage, expand and grow the combined company; our ability to execute our growth strategy in the international, undergraduate and non-degree alternative markets; our ability to continue to acquire prospective students for our graduate programs and short courses; our ability to affect or increase student retention in our graduate programs; our ability to attract, hire and retain qualified employees; our expectations about the scalability of our cloud-based platform; our expectations regarding future expenses in relation to future revenue; potential changes in regulations applicable to us or our university clients; and our expectations regarding the amount of time our cash balances and other available financial resources will be sufficient to fund our operations. These and other potential risks and uncertainties that could cause actual results to differ from the results predicted are more fully detailed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2017 and other reports filed with the Securities and Exchange Commission. Moreover, 2U operates in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for 2U management to predict all risks, nor can 2U assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements 2U may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated.

Investor Relations Contact: Ed Goodwin, 2U, Inc., egoodwin@2U.com

Media Contact: Molly Forman, 2U, Inc., mforman@2U.com

2U, Inc.

Consolidated Balance Sheets

(in thousands, except share and per share amounts)

	December 31, 2018	December 31, 2017
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$449,772	$223,370
Investments	25,000	—
Accounts receivable, net	32,636	14,174
Prepaid expenses and other assets	14,272	10,509
Total current assets	521,680	248,053
Property and equipment, net	52,299	49,055
Goodwill	61,852	71,988
Amortizable intangible assets, net	136,605	90,761
University payments and other assets, non-current	34,918	22,205
Total assets	$807,354	$482,062
Liabilities and stockholders’ equity
Current liabilities
Accounts payable and accrued expenses	$27,647	$22,629
Accrued compensation and related benefits	23,001	19,017
Deferred revenue	8,345	7,024
Other current liabilities	9,487	9,330
Total current liabilities	68,480	58,000
Deferred government grant obligations	3,500	3,500
Deferred tax liabilities, net	6,949	10,087
Lease-related and other liabilities, non-current	23,416	22,643
Total liabilities	102,345	94,230
Stockholders’ equity
Preferred stock, $0.001 par value, 5,000,000 shares authorized, none issued	—	—
Common stock, $0.001 par value, 200,000,000 shares authorized, 57,968,493 shares issued and outstanding as of December 31, 2018; 52,505,856 shares issued and outstanding as of December 31, 2017	58	53
Additional paid-in capital	957,631	588,289
Accumulated deficit	(244,166)	(205,836)
Accumulated other comprehensive income (loss)	(8,514)	5,326
Total stockholders’ equity	705,009	387,832
Total liabilities and stockholders’ equity	$807,354	$482,062

2U, Inc.

Consolidated Statements of Operations and Comprehensive Loss

(in thousands, except share and per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
	(unaudited)		(unaudited)
Revenue	$115,095	$86,678	$411,769	$286,752
Costs and expenses
Curriculum and teaching	6,625	4,817	23,290	6,609
Servicing and support	18,087	13,445	67,203	50,767
Technology and content development	18,376	12,846	63,812	45,926
Marketing and sales	49,033	37,700	221,015	150,923
General and administrative	19,666	17,844	82,989	62,665
Total costs and expenses	111,787	86,652	458,309	316,890
Income (loss) from operations	3,308	26	(46,540)	(30,138)
Interest income	2,120	104	5,173	371
Interest expense	(27)	(50)	(108)	(87)
Other income (expense), net	(229)	106	(1,722)	(866)
Income (loss) before income taxes	5,172	186	(43,197)	(30,720)
Income tax (expense) benefit	(340)	323	4,867	1,297
Net income (loss)	$4,832	$509	$(38,330)	$(29,423)
Net income (loss) per share, basic	$0.08	$0.01	$(0.69)	$(0.60)
Net income (loss) per share, diluted	$0.08	$0.01	$(0.69)	$(0.60)
Weighted-average shares of common stock outstanding, basic	57,924,666	52,330,067	55,833,492	49,062,611
Weighted-average shares of common stock outstanding, diluted	60,666,682	56,593,108	55,833,492	49,062,611

Other comprehensive income (loss)
Foreign currency translation adjustments, net of tax of $0 for all periods presented	(1,513)	8,943	(13,840)	5,326
Comprehensive income (loss)	$3,319	$9,452	$(52,170)	$(24,097)

2U, Inc.

Consolidated Statements of Cash Flows

(in thousands)

	Year Ended December 31,
	2018	2017
	(unaudited)
Cash flows from operating activities
Net loss	$(38,330)	$(29,423)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization expense	32,785	19,624
Stock-based compensation expense	31,410	21,930
Changes in operating assets and liabilities:
Accounts receivable, net	(18,497)	(5,634)
Prepaid expenses and other assets	(4,932)	1,549
Accounts payable and accrued expenses	4,724	3,504
Accrued compensation and related benefits	4,046	2,504
Deferred revenue	1,527	1,661
Payments to university clients	(11,322)	(13,239)
Other liabilities, net	(6,243)	4,763
Other	1,712	867
Net cash (used in) provided by operating activities	(3,120)	8,106
Cash flows from investing activities
Purchase of a business, net of cash acquired	—	(97,102)
Purchases of property and equipment	(11,996)	(27,316)
Additions of amortizable intangible assets	(65,190)	(23,823)
Purchase of investments	(25,000)	—
Advances made to university clients	(300)	(1,950)
Advances repaid by university clients	25	817
Net cash used in investing activities	(102,461)	(149,374)
Cash flows from financing activities
Proceeds from issuance of common stock, net of offering costs	330,901	189,463
Proceeds from exercise of stock options	7,366	6,615
Proceeds from Employee Stock Purchase Plan share purchases	3,121	—
Proceeds from debt	—	3,500
Payments on debt	—	(1,517)
Tax withholding payments associated with settlement of restricted stock units	(3,451)	(1,309)
Payments for acquisition of amortizable intangible assets	(4,900)	—
Net cash provided by financing activities	333,037	196,752
Effect of exchange rate changes on cash	(1,054)	(844)
Net increase in cash and cash equivalents	226,402	54,640
Cash and cash equivalents, beginning of period	223,370	168,730
Cash and cash equivalents, end of period	$449,772	$223,370

2U, Inc.

Reconciliation of Non-GAAP Measures

(unaudited)

The following table presents a reconciliation of net income (loss) to adjusted net income (loss) for each of the periods indicated:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2018	2017	2018	2017
	(in thousands, except share and per share amounts)
Net income (loss)	$4,832	$509	$(38,330)	$(29,423)
Adjustments:
Foreign currency (gain) loss	229	(106)	1,722	866
Amortization of acquired intangible assets	1,422	1,416	6,145	3,014
Income tax benefit on amortization of acquired intangible assets	(390)	(333)	(1,684)	(708)
Acquisition-related tax benefit	214	—	(2,773)	—
Stock-based compensation expense	7,346	6,393	31,410	21,930
Total adjustments	8,821	7,370	34,820	25,102
Adjusted net income (loss)	$13,653	$7,879	$(3,510)	$(4,321)
Net income (loss) per share, basic (1)	$0.08	$0.01	$(0.69)	$(0.60)
Net income (loss) per share, diluted (1)	$0.08	$0.01	$(0.69)	$(0.60)
Adjusted net income (loss) per share, basic (1)	$0.24	$0.15	$(0.06)	$(0.09)
Adjusted net income (loss) per share, diluted (1)	$0.23	$0.14	$(0.06)	$(0.09)
Weighted-average shares of common stock outstanding, basic	57,924,666	52,330,067	55,833,492	49,062,611
Weighted-average shares of common stock outstanding, diluted	60,666,682	56,593,108	55,833,492	49,062,611

(1)         The Company computes net income (loss) per share and/or adjusted net income (loss) per share using diluted weighted-average shares of common stock outstanding for periods which result in net income and/or adjusted net income, and uses basic weighted-average shares of common stock outstanding for periods which result in net loss and/or adjusted net loss.

The following table presents a reconciliation of net income (loss) to adjusted EBITDA for each of the periods indicated:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2018	2017	2018	2017
	(in thousands)
Net income (loss)	$4,832	$509	$(38,330)	$(29,423)
Adjustments:
Interest income	(2,120)	(104)	(5,173)	(371)
Interest expense	27	50	108	87
Foreign currency loss (gain)	229	(106)	1,722	866
Depreciation and amortization expense	9,403	6,306	32,785	19,624
Income tax expense (benefit)	340	(323)	(4,867)	(1,297)
Stock-based compensation expense	7,346	6,393	31,410	21,930
Total adjustments	15,225	12,216	55,985	40,839
Adjusted EBITDA	$20,057	$12,725	$17,655	$11,416

2U, Inc.

Graduate Program Segment Profitability Margin by Launch Cohort

(unaudited)

The following table presents Graduate Program Segment profitability by launch cohort as a percentage of the applicable launch cohort revenue, or Graduate Program Segment profitability margin, for the year ended December 31, 2018. We provide segment profitability information in connection with our segment financial reporting. Graduate program launch cohorts are grouped by the length of time since program launch, as of December 31, 2018. Because we incur graduate program marketing and sales expenses prior to generating the revenue related to those expenses, graduate programs typically show losses for several years prior to reaching profitability. Our measure of Graduate Program Segment profitability margin by launch cohort applies our measure of Graduate Program Segment profitability margin on a launch cohort basis. Our measure of Graduate Program Segment profitability is net income or net loss, as applicable, before net interest income (expense), taxes, depreciation and amortization expense, foreign currency gains or losses, acquisition-related gains or losses and stock-based compensation expense. We define segment profitability margin as segment profitability as a percentage of the respective segment’s revenue. Some or all of these items may not be applicable in any given reporting period.

Launch Cohort	Graduate Program Segment Profitability Margin
Less than 2 Years (1)	(199)%
2-3 Years (2)	(8)%
3-4 Years (3)	25%
Greater than 4 Years (4)	42%
Total	5%

(1)         Includes programs launched in 2018 and 2017 and expenses incurred in connection with programs not launched as of December 31, 2018.

(2)         Includes programs launched in 2016.

(3)         Includes programs launched in 2015.

(4)         Includes all programs launched prior to 2015.

Reconciliation of Non-GAAP Measures

(unaudited)

The following table presents (i) a reconciliation of net loss guidance to adjusted net income (loss) guidance and adjusted EBITDA (loss) guidance and (ii) a reconciliation of net loss per share guidance to adjusted net income (loss) per share guidance, each at the midpoint of the ranges provided by the Company, for each of the periods indicated:

	Three Months Ending		Year Ending
	March 31, 2019		December 31, 2019
	$	$/Share	$	$/Share
	(in thousands, except per share amounts)
Net loss	$(21,850)	$(0.38)	$(79,050)	$(1.35)
Foreign currency loss	—	—	—	—
Amortization of acquired intangible assets	1,600	0.03	6,400	0.11
Income tax benefit on amortization of acquired intangible assets	(425)	(0.01)	(1,750)	(0.03)
Stock-based compensation expense	10,100	0.18	53,825	0.92
Adjusted net loss	(10,575)	(0.18)	(20,575)	(0.35)
Net interest income	(1,575)	*	(3,900)	*
Depreciation and amortization expense	8,275	*	36,675	*
Income tax (benefit) expense	(500)	*	800	*
Adjusted EBITDA (loss)	$(4,375)	$ *	$13,000	$ *
Projected weighted-average shares of common stock outstanding, basic		58,160		58,685

*              Not provided.

2U, Inc.

Key Financial Performance Metrics

(unaudited)

Full Course Equivalent Enrollments

Graduate Program Segment

The following table sets forth the full course equivalent enrollments and average revenue per full course equivalent enrollment in our Graduate Program Segment for the last eight quarters.

	Q1 ‘17	Q2 ‘17	Q3 ‘17	Q4 ‘17	Q1 ‘18	Q2 ‘18	Q3 ‘18	Q4 ‘18
Graduate Program full course equivalent enrollments	23,857	23,903	24,062	27,082	29,770	30,548	32,665	34,695

Graduate Program average revenue per full course equivalent enrollment	$2,717	$2,719	$2,740	$2,758	$2,706	$2,658	$2,747	$2,792

Short Course Segment

The following table sets forth the full course equivalent enrollments and average revenue per full course equivalent enrollment in our Short Course Segment for the last six quarters, since the acquisition of GetSmarter on July 1, 2017.

	Q3 ‘17	Q4 ‘17	Q1 ‘18	Q2 ‘18	Q3 ‘18	Q4 ‘18
Short Course full course equivalent enrollments	4,079	6,751	6,002	8,222	8,937	9,041

Short Course average revenue per full course equivalent enrollment*	$1,232	$1,777	$1,954	$1,972	$1,930	$2,015

*                                         The calculation of short course average revenue per full course equivalent enrollment includes $0.7 million of revenue that was excluded from the results of operations in the third quarter of 2017, due to an adjustment recorded as part of the valuation of GetSmarter.